Exhibit 99.1

Agriculture & Natural Solutions Acquisition Corporation Announces its Intention to Liquidate

NEW YORK, NEW YORK, July 31, 2026: Agriculture & Natural Solutions Acquisition Corporation (the “Company”), a special purpose acquisition company, announced today that, following a review by the Company’s management and its sponsor affiliate, Agriculture & Natural Solutions Acquisition Warrant Holdings LLC (“Warrant Holdings Sponsor”), the Company does not expect to consummate a business combination prior to the expiration of the Completion Window (as defined in the Company’s Amended and Restated Memorandum and Articles of Association (the “Company’s Articles”)). As a result of the foregoing and the Warrant Holdings Sponsor’s decision not to continue making extension payments under the promissory note issued to Warrant Holdings Sponsor on November 10, 2025, the Company’s Completion Window will expire on August 12, 2026.

Accordingly, the Company’s board of directors (the “Board”) has determined that the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), that were included in the units issued in the Company’s initial public offering (the “Public Shares”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) including interest earned on the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish the holders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining shareholders and the Board, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has previously agreed to waive its redemption rights with respect to monies held in the trust account with respect to its Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company.

In order to provide for the disbursement of funds from its trust account, the Company has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Redemption. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of any amounts previously released to the Company to pay taxes, will be held in a trust operating account while awaiting disbursement to the holders of the public shares. The Company expects to redeem all of the outstanding public shares for an estimated redemption price of approximately $11.47 per share (the “Redemption Amount”). All other costs and expenses associated with implementing the dissolution will be funded from proceeds held outside of the trust account. Record holders of public shares will receive their pro rata portion of the proceeds of the trust account by delivering their public shares to Continental, the Company’s transfer agent. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out on or around August 19, 2026.

The last day that the Company’s securities will trade on The Nasdaq Stock Market LLC (“Nasdaq”) will be August 12, 2026. Effective as of the close of business on August 13, 2026, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter intends to file a Form 15 with the Commission to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

FORWARD LOOKING STATEMENTS

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for its initial public offering, its annual reports on Form 10-K and its quarterly reports on Form 10-Q each filed with the Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Daniel Yunger / Emma Cloyd

Kekst CNC

daniel.yunger@kekstcnc.com / emma.cloyd@kekstcnc.com